Exhibit 99.1

AGREEMENT

THIS AGREEMENT is made and entered into as of the 2nd day of November, 2011, by and between Archer-Daniels-Midland Company, a Delaware corporation (the “Company”), and Steven R. Mills (“Mills”).

W I T N E S S E T H

WHEREAS, Mills is an employee and officer of the Company; and

WHEREAS, Mills and the Company have reached an agreement in regard to Mills ceasing to be an active employee and an officer of the Company as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, the covenants as set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Mills shall resign as an officer of the Company and retire as an employee effective February 7, 2012. Mills shall be deemed to have taken all earned vacation as of the date of his retirement. Mills acknowledges that he will not be entitled to receive any form of unemployment compensation or benefits.

2. Mills shall execute a Release of Claims in the form of Exhibit A, attached hereto and by this reference incorporated herein (the “Release”). Mills hereby acknowledges the forty-five (45) day review period provided pursuant to the Older Workers Benefit Protection Act. Mills understands he may revoke this Agreement and the Release in writing addressed to the Company within seven (7) days after the execution of this Agreement and Release in which event this Agreement and Release will be of no force and effect and he will be entitled to no payments or benefits in consideration hereof.

3. Non-Competition. Without the prior written consent of the Company, which consent must be signed by the Chief Executive Officer, for a period of two (2) years commencing on the termination of Mills’ employment with the Company, Mills shall not take any employment with, serve as a director, officer, consultant, advisor, agent, or in any other capacity whatsoever, directly or indirectly, with Cargill, Inc.; Bunge Ltd.; Corn Products International; Tate & Lyle PLC; Louis Dreyfus SAS; Wilmar International, Ltd.; Gavilon LLC; Viterra; or any division, subsidiary, partnership, venture (regardless of the form of entity), or successor of or to any of the above-named companies. Mills acknowledges and agrees that, in view of his responsibilities while employed by the Company, including participation in the development of and having access to the business plans and growth strategy of the Company, the assumption of any position with the named companies would result in the inevitable disclosure or use of sensitive Company information and, in view of these circumstances, that the term and scope of this restrictive covenant is reasonable. Mills further acknowledges and agrees that a violation of this restrictive covenant would cause irreparable damage to the Company and that in the event of a breach or threatened breach by Mills, the Company would be entitled to injunctive relief, without the posting of any bond, in addition to such other relief as may be available at law or in equity.

4. Non-Solicitation. For a period of two (2) years commencing on the termination of Mills’ employment with the Company, Mills shall not, directly or indirectly though any other person or entity, recruit, hire, induce, or attempt to induce any Employee to terminate his or her employment with the Company or otherwise interfere in any way with the employment relationship between the Company and its Employees. This restriction includes but is not limited to a) identifying Employees as potential candidates for employment by name, background or qualifications; b) approaching, recruiting or soliciting Employees; and/or c) participating in any pre-employment interviews with Employees. For purposes of this provision “Employee” means any person either employed by the Company or persons formerly employed by the Company until the passage of one (1) year after the end of such person’s employment with the Company. For purposes of this provision, the term “Company” shall include all controlled, direct and indirect, subsidiaries of the company.

5. The Non-Disclosure Agreement dated September 23, 1991, a copy of which is marked Exhibit B, attached hereto and by this reference incorporated herein, shall remain in full force and effect in accordance with its terms.

6.a. As consideration for the release, the covenant not to compete and the other covenants as set forth in this Agreement, the Company shall: (i) pay Mills, in cash, the sum of One Million Eight Hundred Thousand dollars ($1,800,000) in two (2) installments – Four Hundred Fifty Thousand Dollars ($450,000) on or about November 15, 2011, and One Million Three Hundred Fifty Thousand Dollars ($1,350,000) on or about February 15, 2012; (ii) pay Mills, in cash, on or about February 15, 2012, a sum equal to fifty percent (50%) of the aggregate difference between the option strike price and the Fair Market Value of the underlying securities for all stock options currently held by Mills that will not be vested as of February 7, 2012 and will not continue to vest under the terms of the granting document; (iii) transfer title to Mills of his Company-owned car on or about February 7, 2012; and (iv) extend Mills’ healthcare coverage until February 28, 2013 upon the same terms as would have been available to Mills had he remained employed by the Company through such date. “Fair Market Value”, as that term is used above, shall be the simple average closing price of the common stock of the Company on the (10) trading days immediately preceding February 7, 2012.

b. Mills shall not be entitled to any other payments or benefits other than as expressly set forth in this Agreement except those benefits payable pursuant to certain benefit plans of the Company and the agreements related to previously granted equity-based compensation. For clarity, and without implication to any other agreement related to equity-based compensation, the unvested restricted stock granted pursuant to the Restricted Stock Award Agreement dated November 1, 2010 shall continue to vest in accordance with the terms of such agreement subsequent to Mills resignation as an officer and retirement as an employee on February 7, 2012 as contemplated by this Agreement.

7. Mills shall make no public statements, or request, cause or solicit any third party to make any public statements, regarding the circumstances underlying his retirement, that are in any way inconsistent with the terms of this Agreement, or adverse to the interests or reputation of the Company, or any of its directors, officers or employees.

8. Mills shall not request or apply for employment with the Company or any of its controlled subsidiaries.

9. All payments to be made to Mills hereunder shall be subject to all applicable taxes, including withholding taxes.

10. In the event of the death of Mills prior to all payments contemplated by this Agreement being made, such remaining payments shall be promptly made to his estate.

11. All notices, requests, approvals, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be served personally, or sent by a national overnight delivery company such as Federal Express, or by United States registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

If to Company:

David J. Smith

Executive Vice President, Secretary and General Counsel

Archer-Daniels-Midland Company

P.O. Box 1470

Decatur, IL 62525

Telephone: (217) 424-6183

Facsimile: (217) 424-6196

If to Mills:

Steven R. Mills

1300 Dickens Court

Monticello, IL 61856

Any such notice shall be deemed delivered upon delivery or refusal to accept delivery as indicated in writing by the person attempting to make personal service, on the United States Postal Service return receipt, or by similar written advice from the overnight delivery company.

12. This Agreement shall be governed by the substantive laws of the State of Illinois.

13. This Agreement constitutes the entire agreement of the parties and supersedes any and all prior agreements and understandings between Mills and the Company, whether oral or in writing. This Agreement may not be revoked, amended, modified or revised except as provided for in paragraph 2 of this Agreement or in writing executed by Mills and a corporate officer of the Company.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

ARCHER-DANIELS-MIDLAND COMPANY

	By:	/s/ Michael D’Ambrose
Michael D’Ambrose Senior Vice President
WITNESS:

/s/ David J. Smith	By:	/s/ Steven R. Mills
Steven R. Mills